UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2006

COCA-COLA ENTERPRISES INC.
SAVINGS AND INVESTMENT PLAN
FOR CERTAIN BARGAINING EMPLOYEES
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 4

Item 4.01  Changes in Registrant's Certifying Accountant.

On April 1, 2006, the Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees (the “Plan”) terminated its client-auditor relationship with Ernst & Young LLP and appointed Banks, Finley, White & Co. as its auditor. This change in auditors was approved by the chairman of the Global Retirement Programs Committee, which committee administers the Plan.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Ernst & Young LLP.

During the Plan’s past two fiscal years, the principal accountant’s reports on the Plan’s financial statements have not contained an adverse report or disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Plan’s two most recent fiscal years and any subsequent interim periods, there have been no disagreements over any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Plan’s two most recent fiscal years and any subsequent interim period, nobody acting on behalf of the Plan has consulted Banks, Finley, White & Co. regarding (i) either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Plan’s financial statements (consequently, no written report to the Plan or oral advice was provided that Banks, Finley, White & Co. concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing or financial reporting issue), or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 9.01.  Financial Statements and Exhibits.

16	Letter from Ernst & Young LLP

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: April 27, 2006	By: /S/ JOYCE KING-LAVINDER Name: Joyce King-Lavinder Title: Member, Global Retirement Programs Committee

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from Ernst & Young LLP